EXHIBIT 99.1

                       COMMUNITY BANKSHARES INCORPORATED
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints _______________ and _________________, jointly and severally, proxies, with full power to act alone, and with full power of substitution, to represent the undersigned and to vote, as designated below and upon any and all other matters which may properly be brought before such meeting, all shares of Common Stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Community Bankshares Incorporated ("CBI") to be held at The Community Bank, 200 N. Sycamore Street, Petersburg, Virginia on June __, 1996 at 3:30 p.m., local time, or any adjournments thereof, for the following purposes:

      1. To approve the Agreement and Plan of Reorganization, dated December 12, 1995, between CBI and Commerce Bank of Virginia ("CBOV") and a related Plan of Share Exchange (collectively, the "CBI Share Exchange Agreement"), providing for a Share Exchange between CBI and CBOV upon the terms and conditions therein, including, among other things that each issued and outstanding share of CBOV Common Stock will be exchanged for 1.4044 shares of CBI Common Stock, with cash being paid in lieu of issuing fractional shares. The CBI Share Exchange Agreement is enclosed with the accompanying Joint Proxy Statement as Appendix A.

           [  ]  FOR                 [  ] AGAINST               [  ] ABSTAIN

      2. To approve an amendment to Article 8 of CBI's Articles of Incorporation that will permit an increase in the size of the Board of Directors by more than two in a twelve month period in certain situations. The proposed amendment is enclosed with the accompanying Joint Proxy Statement as Appendix B.

           [  ]  FOR                 [  ] AGAINST               [  ] ABSTAIN

      3. To elect as directors the three persons listed as nominees below.

      [  ] FOR nominees listed below               [  ] WITHHOLD AUTHORITY to
           (except as written on the line below)        vote for all nominees
                                                        listed below

                                 James A. Boyd

                           Dr. Phillip H. Kirkpatrick

                                 Louis C. Shell

                  (INSTRUCTION: To withhold authority to vote for any individual nominee listed above, write that nominee's name on the space provided below.)

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      4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting, or any adjournment thereof.

      THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND FOR ALL NOMINEES LISTED IN ITEM 3.



                                          -------------------------------------
                                                          Signature


                                          --------------------------------------
                                                          Signature

                                                              Dated:

                                                              (In signing as
                                                              Attorney,
                                                              Administrator,
                                                              Executor, Guardian
                                                              or Trustee, please
                                                              add your title as
                                                              such)

                  PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY